UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2020
TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5201 Interchange Way Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

On July 8, 2020, Turning Point Brands, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with Standard General Master Fund L.P., Standard General Master Fund II L.P., Standard General Focus Fund L.P., Standard Diversified Inc. (collectively, the “Selling Stockholders”) and Cowen and Company, LLC as underwriter (the “Underwriter”), pursuant to which the Selling Stockholders agreed to sell 2,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to the Underwriter (the “Offering”) at a price of $23.50 per share (the “Purchase Price”). Pursuant to the Underwriting Agreement, certain of the Selling Stockholders granted the Underwriter a two business day option to purchase up to an aggregate of 215,000 additional shares of Common Stock at the Purchase Price (the “Option Shares”). The Underwriter exercised its option to purchase the Option Shares in full on June 9, 2020. The offering of both the Firm Shares and the Option Shares closed on June 13, 2020. The Company did not receive any of the proceeds from the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders and other customary obligations of the parties and termination provisions. The Company and the Selling Stockholders, severally and not jointly, have agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make because of any such liabilities.

Pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors and the Selling Stockholders have agreed, subject to certain exceptions, that they will not, among other things, (i) offer, sell, assign, transfer, pledge, contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or announce the intention to otherwise dispose of, directly or indirectly or (ii) enter into any swap or similar agreement or arrangement that transfers to another, in whole or in part, the economic consequence of ownership of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock without the prior written consent of the Underwriter, for a period of 90 days after the date of the pricing of the Offering.  Included among the exceptions is the ability to file a Registration Statement on Form S-3 to refresh the Company’s current Form S-3 upon its expiration.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-219114), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 20, 2017, which consists of a base prospectus filed with the SEC on July 20, 2017, a preliminary prospectus supplement filed with the SEC on July 8, 2020, and a final prospectus supplement filed with the SEC on July 9, 2020.

The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their business activities, the Underwriter and its affiliates may make or hold and actively trade securities and/or instruments of the Company and its affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.
On July 8, 2020, the Company issued a press release announcing that it had priced its previously announced underwritten public offering of 2,000,000 shares of its common stock by the Selling Stockholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Underwriter exercised its option to purchase the Option Shares in full on June 9, 2020, and the Option Shares were delivered to the Underwriter, together with the Firm Shares, on July 13, 2020.

Item 9.01.	Financial Statements and Exhibits.
Not applicable.
Not applicable
Not applicable

Exhibits:

Exhibit Number	Description

1.1
Underwriting Agreement, dated as of July 8, 2020, among Turning Point Brands, Inc., Standard General Master Fund L.P., Standard General Master Fund II L.P., Standard General Focus Fund L.P., Standard Diversified Inc. and Cowen and Company, LLC.

99.1	Press release of the Company dated July 8, 2020, announcing the pricing of its previously announced underwritten public offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.
Date: July 13, 2020	By:	/s/ James Dobbins

	Name:	James Dobbins
	Title:	Senior Vice President, General Counsel and Secretary